FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                  Date of Report: May 27, 1999

                           PIONEER RAILCORP
     (Exact name of registrant as specified in its charter)



        IOWA                     33-6658-C                   37-116131
(State of Incorporation)       (Commission File No.)    (IRS Employer ID No.)



1318 S. JOHANSON ROAD, PEORIA, ILLINOIS                         61607
(Address of principal executive offices)                      (zip code)


  Registrant's telephone number, including area code:    (309) 697-1400




Item 2. Disposition of Assets.

On May 13, 1999, Pioneer Railcorp sold all of the stock of the Minnesota Central Railroad Co. to Southern Rail Resources, Inc., an Iowa Corporation. Southern Rail Resources, Inc. is not affiliated with Pioneer Railcorp or any of Pioneer Railcorp's officers, directors, or employees. The Company realized a loss of $19,999 on the sale of the stock. At the date of the sale, the Minnesota Central accounted for approximately $374,000 of revenues and $387,0000 of operating expense on Pioneer Railcorp's consolidated statement of income. At the date of the sale, the Minnesota Central accounted for approximately $1.8 million of assets and $1.3 million of liabilities on the consolidated balance sheet of Pioneer Railcorp. Since the transaction was a stock sale, all liabilities of the Minnesota Central Railroad Co. remain with the Minnesota Central Railroad Co.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





PIONEER RAILCORP
(Registrant)



       05/27/99                 /s/Guy Brenkman
        Date                    GUY L. BRENKMAN
                                PRESIDENT & CEO




       05/27/99                    /s/J. Michael Carr
       Date                         J. MICHAEL CARR
                                    TREASURER & CHIEF
                                    FINANCIAL OFFICER